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                                                                   EXHIBIT 10.51

                                   AGREEMENT

     This agreement ("Agreement") dated as of the 10th day of October, 1997 is by and between Applied Data Communications, a Corporation formed under the laws of California with a place of business as 3324 SO. Susan Street, Santa Ana, CA 92704-6841 (hereinafter called "Buyer") and ODME, Inc., with a business address at 7516 East Independence Blvd., Suite 106, Charlotte, North Carolina 28227 (hereinafter called "ODME").

                            SECTION I - BACKGROUND

     ODME and its affiliates manufactures, sells and services its proprietary optical disc mastering and replicating systems (collectively, "Systems") throughout the world which Buyer desires to purchase. ODME and Buyer are willing to enter into an agreement for the manufacture, sale and installation by ODME and the purchase by Buyer of a System and associated services and supplies as described herein.

     In consideration of the above recitals and the terms and covenants contained in this Agreement, the parties agree as follows:

                        SECTION II - SCOPE OF AGREEMENT

     ODME will manufacture, sell, license, and deliver to Buyer, and Buyer agrees to purchase, license and accept from Seller, the goods and services comprising the System, as defined below, CIF, Santa Ana, California USA.

                             SECTION III - SYSTEM

     3.1 The System to be configured under this Agreement shall consist of the Manufacturing Equipment, In-Line Manufacturing Equipment, Off-Line Manufacturing Equipment, [Additional Manufacturing Equipment], Consumables and Spare Parts all as defined in the Sub-Annexes attached hereto and made a part hereof.



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     3.2  System hardware and software manuals will be provided by ODME in support of the equipment and software and are included in the Purchase Price (as defined herein) for the System.

Scope of supply

CDR 2010      CD Finishing line Miniliner

CIM 2306      Horizontal Injection Molding Machine

CIM 2407      Interface Finishing line and Molding Machine

CIM 2410      Hopper and Dryer for polycarbonate

CSC 5100      Start-up & commissioning consumables

IC MINI       Installation, Commissioning and on-site Training

              Cost Insurance Freight (CIF)

              Duties Paid

                   SECTION IV - PAYMENTS FROM BUYER TO ODME

     4.1 Buyer shall pay ODME a firm price ("Purchase Price") of Nine hundred nineteen thousand dollars ($919,000) for the System, as follows:

          (a) Ninety thousand ($90,000.00), representing approximately 10% of the Purchase Price, shall be paid by Buyer via wire transfer for the account of ODME, Inc.: Account No. 0000023101 with Nations Bank, at Charlotte, North Carolina on or before December 12, 1997;

     (b) Ninety Thousand Dollars ($90,000) representing approximately 10% of the Purchase Price, shall be paid by Buyer sixty (60) days after payment of the payment indicated in paragraph 4.1(a) above.


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    (c) Seven Hundred Thirty Five Thousand Two Hundred Dollars ($735,200) shall be paid to ODME in 2 monthly installments of Twelve Thousand Dollars ($12,000), and 34 monthly installments of Twenty Four Thousand Nine Hundred and Two Dollars ($24,902), consisting of principle and interest at 11% per annum, over a period of 36 months. The first installment will become due on March 31, 1998 and April 30, 1998.

     4.2 It is understood and agreed that title to the System and all parts thereof, shall pass to Buyer only upon payment of 100% of the Purchase Price to ODME as specified in Section 4.1 hereof and following full compliance with the terms and conditions set forth in this Agreement.

     4.3 In the event that buyer does not pay ODME any amounts due hereunder within thirty (30) days after receipt of the System by Buyer, Buyer shall be in "Default". Default triggers all legal options available to ODME, including, but not limited to, Self-Help. The election of Self-Help by ODME does not bar other remedies available to ODME. Self-Help may consist of the right of ODME to enter the premises of Buyer and remove the Equipment without resistance. Meanwhile, Buyer would be responsible for all payments up to and including the Default, as well as any damage to the Equipment, attorneys' fees, if applicable, and the expenses attributable to the entry.

     4.3 (a) Title. Until the purchase price has been fully paid in accordance with this Agreement, Seller shall retain legal title to the System.

         (b) Property Insurance. Buyer will keep the System insured against loss or damage by fire, with extended coverage against loss from such other hazards as may be reasonably required by Seller. Buyer shall take out and maintain such insurance as may be reasonably required by Seller. All such policies and any additional fire insurance carried by Buyer will contain the standard clauses naming Seller as loss payee.



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 (c)  Financing Statements.  Buyer will join with Seller in executing such financing statements and continuation statements (in form satisfactory to Seller) under the Uniform Commercial Code as Seller may specify, and will pay the cost of filing the same in such public offices as Seller shall designate.

     4.4 ODME may also, at ODME's sole discretion, increase the Purchase Price to reflect increases in labor and/or raw material costs should there be a delay in the Time Schedule (as defined herein) caused by Buyer.

     4.5 In the event that Buyer does not pay ODME any amounts due hereunder within thirty (30) days following the date set forth herein, ODME may, at ODME's discretion, charge Buyer interest on the unpaid amounts at a rate of one and one-half percent (1.5%) per month of the unpaid and past due balance of the Purchase Price or part thereof, in addition to any and all other remedies which ODME has against Buyer. No amount due ODME hereunder shall be subject to any reduction, set-off or counterclaim by Buyer and without regard to any delay by ODME under the Time Schedule.

     4.6 Buyer shall reimburse ODME within 10 (ten) days after submission to Buyer of any and all invoices relating to costs and expenses incurred by ODME described herein, together with all costs and expenses (including attorneys fees) incurred by ODME to enforce the terms and conditions of this Agreement.

     4.7 Buyer, at its expense, shall be responsible for obtaining and maintaining within the Time Schedule all licenses, permits and approvals which are required by all appropriate governmental authorities with respect to this Agreement, and to comply with any requirements of such governmental authorities for the registration or recording of this Agreement and for making any payments thereunder. Buyer shall furnish to ODME written evidence from such governmental authorities of any such licenses, permits, clearances, authorizations, approvals, registrations or recording.

                     SECTION V - PURCHASE AND CONSTRUCTION



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     5.1  Buyer hereby agrees to purchase from ODME and ODME hereby agrees to sell to Buyer, the System. Risk of loss for the goods shall pass to Buyer on delivery by ODME to the carrier.

     5.2 Prior to the shipment of the System to Buyer, ODME shall test the System at ODME's facilities in accordance with the Time Schedule and the testing process set forth in sub-Annex 8. ODME will inform Buyer at the least two (2) weeks prior to the date on which ODME intends to test the System in accordance with the testing process set forth in sub-Annex 8 ("Factory Acceptance Test") so that Buyer may, at Buyer's sole option and expense, be present at ODME's facilities during the Factory Acceptance Test. If Buyer has been duly notified of the date of the intended Factory Acceptance Test, but is not present at the designated time and place, ODME will nonetheless conduct the Factory Acceptance Test. If the System meets the criteria as mentioned in sub-Annex 8, the System shall be considered as preliminarily accepted by Buyer and ready for shipment and ODME shall issue the Factory Acceptance Test Certificate in accordance with the model(s) as attached to sub-Annex 8.

     5.3 The Time Schedule is contingent upon the timely preparation by Buyer of the site for installation ("Site") in accordance with the specifications set forth in sub-Annex 7. The shipping and construction schedule will be delayed commensurately if preparation of the Site is not completed prior to arrival of the System or if there is any other delay due to circumstances beyond ODME's reasonable control. In the event of such delay, the additional travel, lodging and other expenses incurred by ODME shall be reimbursed by Buyer in full.

     5.4 ODME shall pack the System for overseas shipment and shall be entitled to prescribe the means of transport of the System and commence shipping of the System on or before the date stated in the Time Schedule. Prior to shipment by ODME, Buyer shall present to ODME evidence of insurance coverage with a reputable insurance carrier in amounts deemed satisfactory to ODME in its sole discretion and shall name ODME as an additional insured. ODME shall be entitled to ship the System in partial shipments. Buyer is required to take delivery of the System and to unload the System solely at Buyer's risk. Buyer shall store and unload the System in a dry and lockable room in accordance with the requirements set forth in sub-Annex 10, at its own risk and for its own account.



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     5.5  When the System arrives at the Site, ODME shall, at ODME's expense, send its personnel to the Site and Buyer and ODME shall jointly open and inspect all containers and the contents thereof.

     5.6 Buyer shall be responsible for and pay all expenses, as and when they accrue, applicable to:

          (a)  value added tax, sales and use tax for California;

          (b)  Any other approvals required in California.

          (c) any required building modifications at the Site to accommodate the System and installation of necessary foundations for the System;

          (d) ductwork, ductwork supports and structural support for the fans and housings and enclosures therefore;

          (e) skilled labor in sequence and in numbers as specified by ODME for the erection, assembly and start-up of the System at the Site;

          (f) labor, tools and spare parts (the latter based on a list recommended by ODME) for maintenance of the System;

          (g) the connection (including transformers, disconnects, protective devices, wire, conduit, and other supplies as required) of _____ Volt, _____________ V/50/60 HZ, three-phase, neutral [safety earth with tolerance (less than or equal to) 3%] electric power to the lugs of the System, and the supply to connection points of all other utilities required for its operation;

          (h) ambient heat, noise, dust and pollution control, required by law, government rule or regulation, or otherwise required; and

          (i) all unskilled labor deemed necessary by ODME for unpacking, cleaning and occasional assistance to skilled labor during the period of set-up and all the raw materials, power, utilities and other supplies for any



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operation of the System at the Site.

     5.7 The following provisions shall govern the erection, assembly, and start-up of the System at the Site:

          (a) ODME shall provide, at ODME's expense, one (1) technician (or more at ODME's option) to supervise at the Site during the erection, assembly, and start-up of the System

          (b) Buyer shall provide, at Buyer's expense, skilled labor for the erection, assembly, and start-up of the System in sequence and in numbers as required by ODME who are available to work at least one (1) eight hour shift per day, six (6) days per week.

          (c) If the erection, assembly and start-up of the System requires more than one (1) ODME employee working an eight (8) hour shift by reason of Buyer's fault, ODME shall provide additional personnel with the understanding that as consideration for such additional time Buyer shall reimburse ODME all reasonable out-of-pocket expenses incurred by ODME for meals, lodging and travel in providing such additional time, and Buyer shall also pay ODME a per diem of Six Hundred Dollars ($600.00), per man day of such additional time;

          (d) If the erection, assembly and start-up of the System requires less than one (1) eight (8) hour working shift, ODME's obligations under this
Section in respect to the System shall be satisfied by the time actually spent by ODME performing these activities.

          (e)  Prior to Buyer taking title to the System,

               (i) the System shall be erected and assembled at the Site in such a manner that the System has not been permanently affixed to the real property and that no other piece of equipment is permanently attached to the System. In the event that ODME believes, in its sole discretion, during this period that the System has lost its separate identity as a chattel, ODME shall retain the right to remove or relocate the System or instruct Buyer to do so, from the site in accordance with ODME's instructions.



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               (ii) Buyer shall place one or more labels furnished by ODME on the System indicating that the System is owned by ODME and shall ensure at all times that all such labels are affixed to the System.

          (f) The installation and commissioning of the System shall take place in accordance with the instructions set forth in Sub-Annex 7 and 8 and following ODME's determination that the Site is in conformity with the standards set forth in sub-Annex 10.

     5.8 The assembly of parts or any undertaking by ODME at the request of Buyer which is not specifically provided for in this Agreement shall be performed by ODME at ODME's sole discretion upon terms satisfactory to ODME. In addition, any such work performed by ODME shall be specifically excluded from the warranty provisions set forth in Section 12 hereof.

                       SECTION VI - ADDITIONAL EQUIPMENT

     6.1 Buyer shall provide for its own risk and account the Additional Manufacturing Equipment specified in sub-Annex 4, the Consumables specified in sub-Annex 5 and the Spare Parts as set forth in sub-Annex 6.

     6.2 Buyer shall purchase from the parties set forth in the Sub-Annexes the Additional Manufacturing Equipment, Consumables and Spare Parts as provided for in the Sub-Annexes. Upon the receipt of the Additional Manufacturing Equipment, Consumables and Spare Parts by Buyer and the completion of the preparation of the Site in accordance with the specifications set forth in Sub-Annex 10, Buyer shall so notify ODME in writing.

     6.3 Buyer shall be responsible for any additional costs incurred by ODME resulting from improper notification of equipment availability and Site readiness given by Buyer pursuant to Section 6.2 hereof, including without limitation, travel, lodging, meals and wages for ODME's employees.

                            SECTION VII - ACCEPTANCE

     7.1  Final acceptance of the System ("Acceptance") shall take place



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at the Site on completion of the installation and in accordance with the agreed upon acceptance test procedure, each of which is set forth in sub-Annex 8 attached hereto.

     7.2 On execution of the certificate of acceptance by Buyer, acceptance of the System, Software and installation shall be final and complete.

     7.3 The format of the certificate of acceptance to be utilized to signify Buyer's acceptance as provided above is set forth in sub-Annex 8 attached hereto.

                         SECTION VIII - TECHNICAL DATA

     On delivery of the System and at no additional cost to Buyer, ODME shall furnish to Buyer all ODME drawings, operating and maintenance manuals, control manual and program listing and all other technical information ODME has (collectively, "Technical Information") which, in the opinion of ODME, is necessary for the operation and maintenance of the System.

                        SECTION IX - PROPRIETARY SOFTWARE

     9.1 ODME has developed certain software ("Software") for use in conjunction with the System. This software is proprietary and confidential. Neither receipt nor possession thereof confers any right on Buyer to reproduce, or use, or disclose, in whole or in part, any such programs, product, or any related information without the express, prior and written authorization of ODME.

     9.2 ODME hereby grants to Buyer a personal, non-exclusive, non-transferable and royalty-free license ("License") to use the Software and the Technical Information and authorizes Buyer to use the Software in the System in machine-readable form and only for the purpose of operating the System in its facilities in California; Buyer is not granted any other rights under the ODME Software or the ODME Technical Information. The License does not include the right to copy the Software or the Technical Information for any purpose whatsoever without the prior written consent of ODME. In addition, a separate license shall be required to be purchased by Buyer at no charge in order to obtain any updates of the Software which may, from time to time, be produced by ODME. Should Buyer desire to sell such System and Software, ODME agrees that it will permit transfer of such licenses to third parties on comparable terms to those afforded other purchasers. Other

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than the foregoing, Buyer is not granted any other rights in and to under the
Software or the Technical Information, nor is granted the right to sublicense the Software.

     9.3 Buyer recognizes the confidential nature of the know-how, the Software, the Technical Information and other information relative to the System (collectively, the "Information") and proprietary information about ODME. Buyer acknowledges its obligation and agrees not to disclose the Information (including methods or concepts utilized therein) to anyone except to employees of Buyer to whom such disclosure is necessary for the purpose of operating the System under this Agreement and for no other purpose whatsoever. Buyer shall appropriately notify all employees to whom any disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them. ODME shall retain title to all of the Information and shall retain such patent, copyright, proprietary and trade secret rights as may be applicable to the Information.

     9.4 Buyer shall use the Technical Information pursuant only to its License and in accordance with the terms thereof, and Buyer shall protect the confidentiality of the Technical Information by erecting and maintaining signs which shall read "NO ADMITTANCE TO UNAUTHORIZED PERSONS" which shall be fixed on the access doors to the room containing the System. Further, any person authorized by Buyer to enter the area housing the System shall be required to acknowledge in writing the confidential nature of the System and Software and process and the resulting restrictions of any disclosure.

                              SECTION X - TRAINING

     10.1 Prior to the delivery of the System to the Site, ODME shall provide training classes to a maximum of four (4) of Buyer's employees, which classes shall be conducted in English and shall be held in accordance with the specifications set forth in sub-Annex 9. ODME shall, in its sole discretion, have Buyer substitute one or more of Buyer's employees from such classes in the event that ODME determines that such employee is not technically qualified to perform the job functions. The costs of any language interpreters for non-English speaking trainees shall be borne by Buyer. Additionally, the Buyer is responsible for all travel, lodging and living expenses for the trainees.



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     10.2 ODME agrees to help Buyer train operating personnel and to consult with Buyer on the use of the ODME Technical Information in accordance with the sub-Annex 11:

          (a) ODME shall provide free help and consultation to a maximum of five
(5) man days of ODME's personnel time (including travel and all other time away from ODME's offices) requested and confirmed in writing by Buyer within ninety
(90) days after the commissioning of the System;

          (b) In addition to the five (5) man days of help and consultation set forth in subsection (a), ODME agrees to furnish additional help and consultation, to a maximum of five (5) additional man days (including travel and all other time away from ODME's offices), upon request from Buyer confirmed in writing within one year of the delivery of the System. Buyer shall reimburse ODME for all reasonable out of pocket expenses for food, lodging and travel for such additional help and consultation, and Buyer shall also pay ODME a per diem of Six Hundred Dollars ($600.00) per man day for ODME personnel for such additional help and consultation.

                          SECTION XI - INDEMNIFICATION

     11.1 Buyer indemnifies and holds harmless ODME against any and all claims or causes of action arising out of, and Buyer assumes all risk of any loss or liability from or arising out of, any damage, theft, destruction or other loss, partial or complete, to the System, or any part thereof, in transit to or at the Site, or any damage to property or death or injury to persons, or otherwise, arising out of the presence of the System, or any part thereof, or event of whatsoever nature.

     11.2 In the event that Buyer or ODME receives from any third party notification that the System violates any patent owned or controlled by a third party, ODME agrees to indemnify and hold Buyer harmless from and against any and all loss, cost, or damage not caused by Buyer. Notwithstanding the foregoing, there shall be no indemnification with respect to any claim, loss, cost, damage, expense, or liability:

          (a) Unless Buyer gives ODME written advice of any matter with respect to which indemnification will be sought under this Agreement



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immediately on discovery of the matter by Buyer;

          (b) Unless ODME shall have been given the opportunity to defend the matter;

          (c) If the claimed infringement is settled without the consent of ODME;

          (d) If the infringement results from the use of a product delivered under this Agreement that is modified by Buyer or others or is combined with a product not delivered under this agreement, where such infringement would not have occurred from the use of the product alone as delivered under this Agreement;

          (e) If the claim or demand is based, directly or indirectly, on the number of units manufactured by the System; and

          (f) If the claim or demand is based upon a patent license or license to any other rights required by Buyer or customer of Buyer for the manufacture of discs or to the signal format for the information stored on such discs, irrespective of whether the System comprises the means for generating such information or not.

     11.3 Notwithstanding anything to the contrary stated herein, ODME shall not be obligated to defend against, and shall not be liable for, infringement of any patent covering combinations of certain equipment with any other product, whether or not supplied by ODME, or any method, process or products in or for which, or in the manufacture thereof, the System may be used, or for patent infringement arising from compliance with Buyer's designs, specification, or instruction. In such event, Buyer shall indemnify ODME against any final award of damages or cost for infringement and reimburse ODME for all costs (including attorneys' fees) in defending any suit for such infringement and if so requested, shall give full authority to conduct the defense thereof and full assistance and cooperation in such defense.

     11.4 In the event that the System is determined to have infringed on a third party's patent rights, ODME may, at its own election and expense,



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procure for Buyer the right to continue the use of the System, or modify the
System so that it becomes noninfringing.

     [11.5 ODME agrees to indemnify and hold harmless Buyer, its officers, agents, and employees, from any claim for injuries, damages, losses, costs, and expenses relating to the System incurred solely as a result of any defective design or manufacturing of the System. ODME shall not be liable for any claim for injuries, damages, losses, costs, or expenses relating to the System which are incurred as a result of negligence on the part of Buyer.]

     11.6 Buyer agrees to indemnify and hold harmless ODME, its officers, agents, and employees, from any claim for injuries, damages, losses, costs, and expenses not incurred as a result of negligence on the part of ODME. ODME's employees are deemed to be acting in an advisory capacity only and at no time shall they be deemed to act as employees or agents of Buyer, either directly or indirectly.

                              SECTION XII WARRANTY

     12.1 ODME warrants the proper functioning of the System in accordance with the Testing Criteria set forth in sub-Annex 8 for a period of one year, following the date of Acceptance, except (i) the warranty period for injection moulds shall be for a six (6) month period following the date of Acceptance;
(ii) there shall be no warranty whatsoever with respect to Consumables and Spare Parts (except as set forth in Subsection (iii) herein); (iii) the warranty period for System components and Spare Parts manufactured by an original equipment manufacturer ("OEM") for ODME shall be covered by the applicable OEM warranty; (iv) there shall be no warranty applicable to: any repair or replacement of the System or any component thereof, necessitated by normal wear and tear; faulty or careless treatment by Buyer or third party; improper installation or operation by Buyer or third party; improper storage and unloading or unauthorized unpacking of the system, improper or defective environmental circumstances; unauthorized relocation of the System; unauthorized modifications or additions to the System; unauthorized modifications or additions to the Software; and maintenance performed by Buyer or third party.



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     12.2 The rights of Buyer under the warranty set forth in Section 12.1 hereof, shall be specifically limited to defects and failures in the System caused by faulty materials and workmanship under normal conditions and in accordance with the manuals and instructions provided by ODME to Buyer.

     12.3 In the event of a malfunction of the System or the Software, Buyer shall notify ODME in writing within fourteen (14) days following such malfunction. Buyer's sole remedy with respect to malfunctioning parts of the System under warranty shall be the replacement of such defective parts at no charge, or at ODME's option, ODME, or ODME's agents, may repair such parts at ODME's expense; provided, however, should ODME elect to repair any defective part, the warranty with respect to such part shall extend until the later of:
(i) three (3) months following the completion of the repair, and (ii) the original warranty period for such part. Should ODME replace a defective part hereunder, then the ownership of such defective part shall be transferred by Buyer to ODME upon the completion of the installation of the replacement part. In the event of a malfunction in the Software, ODME's sole liability to Buyer hereunder shall be to remedy, to the best of its ability, any errors in the design or implementation of the Software.

     12.4 ODME agrees to hold, on behalf of Buyer, upon title to the System passing to Buyer, the original manufacturers' warranties on all motors, controls and other parts purchased by ODME from other parties and incorporated into the System; ODME shall supply Buyer a list of such warranties, with copies attached. ODME will at the request and expense of Buyer properly and promptly enforce such warranties against such other parties.

     12.5 ODME shall make available to Buyer Spare Parts for the System at ODME's standard prices for a period of at least seven (7) years following Acceptance of the System.

                          XII LIMITATIONS ON LIABILITY

     13.1 It is expressly understood and agreed that ODME's liability for all indemnities contained in Section 11 of this Agreement shall not, in the



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aggregate, exceed one percent (1%) of the payments received by ODME under this
Agreement. Further, it is expressly understood and agreed that ODME shall not have any liability for any consequential or incidental damages incurred or occasioned by any circumstances or condition whatsoever nor any liability arising out of compact discs manufactured by the System.

     13.2 Except as specifically and expressly provided in Section 12 hereof, ODME does not warrant, expressly or impliedly, the System, or any of its components; there are no other warranties by ODME, express or implied, applicable to the System; there is no implied warranty of merchantability, nor any implied warranty of fitness for a particular purpose, nor does ODME, expressly or impliedly, indemnify or hold harmless Buyer in respect of any patent infringement, loss or damage except as specifically set forth herein.

     13.3 It is expressly understood and agreed that ODME is not granting to Buyer hereunder any rights, whether by patent license or otherwise, to utilized the System to manufacture compact discs.

                          SECTION XIV - ASSIGNABILITY

     14.1 This Agreement shall run with the System, and it shall be assigned to a transferee upon any transfer of the System; Buyer shall not assign this Agreement, nor transfer the System, before all payments hereunder are made in full, except with the prior written approval of ODME.

     14.2 If this Agreement is assigned, the party making such assignment shall notify the other party to this Agreement thereof, in writing, identifying the assignee.

                            SECTION XV - TERMINATION

     15.1 ODME shall have the right to terminate the License by ten (10) days' written notice to Buyer upon default of Buyer on any payment obligation arising under Section IV hereof; provided, however, if Buyer cures such default within the notice period, then the default notice shall be deemed withdrawn.



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     15.2 Buyer shall return to ODME all documents containing ODME Technical
Information within sixty (60) days after termination under Section 15 hereof.

     15.3 In the event ODME terminates the License, Buyer's confidentiality obligations under this Agreement shall continue in full force and effect.

                             SECTION XVI - NOTICES

     16.1 All notices and other communications which are required to be given or made by either party to the other in connection with this Agreement will be in writing, will be deemed to have been given when posted by certified or registered mail or by telecopier to the following addresses:

     If to Buyer:  Applied Data Communications
                   3324 So. Susan Street
                   Santa Ana, CA 92704-6841

                   Telecopier No.: (714) 668-5229
                   Attention: Mr. R. Michael Hawkins, Executive Vice President

                   If to Seller:  ODME, Inc.
                   7516 East Independence Blvd.
                   Suite 106
                   Charlotte, North Carolina 28227

                   Telecopier No.: 704-536-6034
                   Attention: Wil Lammers, General Manager


                        SECTION XVII - REPRESENTATIONS

     17.1 Buyer represents, warrants and covenants that:

          (a) The execution and delivery of this Agreement, and all documents required hereunder will not violate any



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          provision of law or any agreement, indenture or instrument to which it is a party;

          (b) There are no suits or legal proceedings pending against Buyer, or to the knowledge of Buyer threatened, which are substantial in amount, or the adverse result of which would in any material respect affect the System or the operations of Buyer except such as are adequately covered by insurance.

          (c) All of Buyer's rights to the System are subordinate to the rights of the Seller.


     17.1 This Agreement contains the entire agreement between the parties relating to the System.

     17.2 ODME shall not be responsible for failure to perform its obligations hereunder due to force majeure which shall include, but not be limited to, fires; floods; riots; strikes; labor disputes; freight embargoes or transportation delays; shortage of labor; inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortages thereof; acts of god or the public enemy, any existing or future laws, rules, regulations issued by any official or agency of such government (including specifically, but not exclusively, any orders of any such government) which would delay or prohibit performance hereunder, or any cause beyond the reasonable control of ODME. If an event of force majeure should occur, ODME shall promptly give notice thereof to the Buyer, and ODME shall use its reasonable efforts to cure or correct any such event of force majeure.

     17.3 Section titles have been inserted in this Agreement for reference only, and they are without contractual significance or effect.

     17.4 This Agreement shall bind the successors and assignees of the parties hereto.

     17.5  This Agreement cannot be revised or modified except by a



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

writing executed by both parties.

     17.6 This Agreement shall be governed by the laws of the State of North Carolina, U.S.A. without regard to conflicts of law. The parties agree that this Agreement shall not be subject to the U.N. Convention on Contracts for the International Sale of Goods.

     17.7 Buyer and ODME each represents that it is lawfully empowered to perform all undertakings hereunder.

     17.8 Buyer will give ODME right of first refusal on any future expansion of optical disc manufacturing at Buyer's facilities.


                        SECTION XVIII - DEFAULT BY BUYER

     18. During the term of this Agreement, the following shall constitute Events of Default by Buyer hereunder:

               (a) If Buyer fails to make any payment under this Agreement within ten (10) days from the date when it became due and payable.

               (b) If Buyer defaults in the performance of any other material term of this Agreement or any material covenant of Buyer hereunder is broken and (except in the case of covenants which by their terms must be performed within a specified period or by a specified date) the default continues for twenty (20) days after receipt of written notice from Seller to Buyer or the breach is not cured within such period

               (c) If Buyer shall make an assignment for the benefit of creditors or be adjudicated a bankrupt or shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of its assets, or shall file a petition or otherwise initiate any proceedings in any court for a


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

composition with its creditors for relief in any manner from the payment of its debts when due under any state or federal law; or any proceedings in bankruptcy or for the appointment of a receiver shall be instituted by any creditor or Buyer under any state or federal law and is not dismissed within sixty (60) days.

                              SECTION XIX REMEDIES


     19.  In the Event of Default by Buyer:

             (a) Seller may declare all sums which Buyer is obligated to pay to Seller pursuant to this Agreement, together with interest accrued thereon, immediately due and payable.

             (b) Seller may exercise all or any one of the following: (i) terminate this Agreement; (ii) take possession of the Collateral; and/or (iii) require Buyer to assemble the Collateral and make it available to Seller. Seller may resell, rent or otherwise dispose of the Collateral at a private or public sale and Seller will apply the monies collected under such resale, in such order of priority as Seller, in Seller's sole discretion, may elect and Buyer shall remain liable for any deficiency after the application of the proceeds. If such proceeds are in excess of the amount required to satisfy the total due from Buyer to Seller under the terms of this Agreement then such excess shall be paid to Buyer.

             (c) Buyer, on behalf of itself and its successors, assigns or lessees with respect to the system, hereby authorizes the prothonotary or any attorney of any court of record, upon the occurrence of any event of default to appear for and confess judgment against Buyer or Buyer's successor for which a true copy of this Agreement shall be his sufficient warrant,



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

               (i) in any action of replevin instituted by Seller's assignee to obtain possession of any of the System or other collateral provided for in this Agreement and/or (ii) for such sums as shall have become due under this Agreement, in either case with or without declaration, with costs of suit and release of errors, without stay of execution and with fifteen percent added for collection fees. If a copy of this Agreement, verified by affidavit of Seller or its assignee or someone on their behalf, shall have been filed in such action, it shall not be necessary to file the original Agreement as a warrant of attorney. The authority and power to appear for and enter judgment against Buyer or its successors shall not be exhausted by the initial exercise thereof, and the same may be exercised from time to time and as often as Seller or its successors shall deem necessary or desirable and this agreement shall be sufficient warrant.


          (d) In the event that Buyer shall be the subject of a petition in bankruptcy, whether voluntary or involuntary, the Buyer consents in advance to relief from the automatic stay of actions imposed by 11 U.S.C. (S) 362(a) in favor of Seller so that Seller may exercise its rights and remedies under this Agreement. The Buyer further acknowledges that this Agreement is, at least in part, a contract of financial accommodation which can not be assumed in accordance with 11 U.S.C. (S) 365 without the express approval of Seller. Until the purchase price is paid in full, Buyer acknowledges that the System does not constitute property of the estate as defined in 11 U.S.C. (S) 541.


ODME, INC.            [BUYER]


                      /s/ Walter J. Kane
Name:                 Name:

Title:                Title:  President

Date:                 Date: 12-3-99



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